UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2015 (January 20, 2015)
______________________________

AMERICAN MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10784	65-0203383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida 33464 (Address of principal executive offices, including ZIP code)
(561) 997-7733 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1.	Indenture and Issuance of 7.000% Second Lien Senior Secured Notes due 2020

On January 20, 2015, the Company issued $39,024,390 in an aggregate principal amount of 7.000% Second Lien Senior Secured Notes due 2020 (the “Notes”).  The Notes were issued under an indenture dated January 20, 2015 (the “Indenture”), by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent (collectively, the “Trustee”).  The Notes were issued to certain noteholders of the Company, who are also the majority equityholders of the Company (collectively, the “Noteholders”), in exchange for approximately $32,000,000 in aggregate principal amount of the Company’s 11½% First Lien Senior Secured Notes due 2017 (the “First Lien Notes”) (the “Exchange”), pursuant to an exchange agreement the Company previously announced it had entered into on its Current Report on Form 8-K, filed on January 6, 2015.

Certain terms and conditions of the New Second Lien Notes are as follows:

Maturity.  The Notes mature on July 15, 2020.

Interest.  The Notes accrue interest at a rate of 7.000% per year.  Interest on the Notes will be paid semi-annually in arrears on July 15 and January 15 of each year.

Ranking.  The Notes and the guarantees of the Notes will be the Company’s and the guarantors’ second lien senior secured obligations.

Collateral.  The Notes and the guarantees of the Notes will be secured by a second-priority lien on the assets that from time to time secure the Company’s and the guarantors’ obligations under the Company’s revolving credit facility, subject to permitted liens and certain exceptions.

Registration Rights.  The Notes are not subject to registration rights, and the Indenture will not be qualified under the Trust Indenture Act of 1939 (the “TIA”).  Therefore, the provisions of the TIA will not be incorporated into the Indenture.

Optional Redemption.  The Company has the option to redeem some or all of the Notes at any time prior to January 15, 2018 at a redemption price equal to 100% of the principal amount, plus a “make-whole” premium and accrued and unpaid interest, if any, to the redemption date.  At any time on or after January 15, 2018, the Company may redeem some or all of the Notes at certain fixed redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the date of redemption.  At any time prior to January 15, 2018, the Company may redeem up to 35% of the Notes from the net cash proceeds of one or more qualified equity offerings at a redemption price of 107.000% of the principal amount, plus accrued and unpaid interest to the redemption date, provided that at least 65% of the aggregate principal amount of the Notes remains outstanding after the redemption.

Change of Control.  If a Change of Control (as defined in the Indenture) occurs, the Company will be required to make an offer to purchase all of the Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.  If the Company sells assets under certain circumstances, the Company will be required to make an offer to purchase all of the Notes at a purchase price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

Certain Covenants.  The Indenture contains covenants that limit the ability of the Company, and, in certain cases, the Company’s subsidiaries, to, among other things:

—	incur or guarantee additional indebtedness or liens or issue certain preferred equity;

—	pay dividends or make other distributions in respect of capital stock or make other restricted payments;

—	make certain investments;

—	sell or otherwise dispose of certain assets;

—	create or permit restrictions on the ability of certain subsidiaries to pay dividends or make other distributions to the Company;

—	engage in certain transactions with affiliates; and

—	consolidate or merge with or into other companies, liquidate or sell all or substantially all of the Company’s assets.

2.	Supplemental Indenture

On January 20, 2015, the Company entered into a supplemental indenture (the “Supplemental Indenture”) by and between the Company and Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, as trustee and collateral agent (collectively, the “Existing Second Lien Trustee”), to an indenture, dated as of December 22, 2010, by and among the Company, the guarantors party thereto and the Existing Second Lien Trustee (as amended, supplemented or otherwise modified through the date of amendment, the “Existing Second Lien Indenture”).  The Supplemental Indenture clarifies the permitted relative lien priority of the Notes.

3.	Revolving Credit Facility Amendment

On January 20, 2015, the Company amended its revolving credit agreement, dated as of December 22, 2010 (as amended, restated, supplemented or otherwise modified through the date of amendment), by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders from time to time party thereto.  In particular, the amendment (the “Credit Agreement Amendment”) modifies the definition of “Permitted Refinancing Indebtedness” to contemplate, among other things, the Exchange.

4.	Security Documents

The Company entered into the Collateral Agreement, dated as of January 20, 2015 (the “Collateral Agreement”), by and among the Company, the subsidiaries of the Company listed on the signature pages thereto, and Wilmington Trust, National Association, as collateral agent, in order to secure the payment and performance of the obligations under the Indenture.  The Collateral Agreement is substantially similar to the collateral agreement entered into in connection with securing the notes issued under the Existing Second Lien Indenture.

5.	Joinder to the Second Lien Intercreditor Agreement and Pari Second Lien Intercreditor Agreement

On January 20, 2015, the Trustee entered into the second joinder to the junior lien intercreditor agreement (the “Joinder to the Second Lien Intercreditor Agreement”), dated as of December 22, 2010, by and among the Company, the grantors party thereto, JPMorgan Chase Bank, N.A., as the agent and revolving credit collateral agent, Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee and collateral agent for the First Lien Notes, the Existing Second Lien Trustee and each additional collateral agent from time to time party thereto (as amended, restated, supplemented or otherwise modified through the date of amendment, the “Second Lien Intercreditor Agreement”).  Under the Joinder to the Second Lien Intercreditor Agreement, the Trustee acknowledged and agreed to act as collateral agent under the Second Lien Intercreditor Agreement on behalf of the holders of the Notes.

On January 20, 2015, the Trustee also entered into the pari second lien intercreditor agreement (the “Pari Second Lien Intercreditor Agreement”) by and between the Trustee and the Existing Second Lien Trustee.  Under the Pari Second Lien Intercreditor Agreement, the parties agreed, among other things, that the Existing Second Lien Trustee shall act as the Second Priority Representative (as such term is defined in the Second Lien Intercreditor Agreement).

The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Indenture, the Supplemental Indenture, the Credit Agreement Amendment, the Collateral Agreement, the Joinder to the Second Lien Intercreditor Agreement and the Pari Second Lien Intercreditor Agreement, which have been filed as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, hereto and are hereby incorporated herein by reference.  Interested parties should read the documents in their entirety.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

See the Exhibit Index attached hereto, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA, INC.

Date: January 26, 2015	By:	/s/ Christopher V. Polimeni
		Name:	Christopher V. Polimeni
		Title:	Executive Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1
Indenture, dated as of January 20, 2015, by and among American Media, Inc., the guarantors listed on the signatory pages thereto and Wilmington Trust, National Assocation, as trustee and collateral agent, related to American Media, Inc.’s 7.000% Second Lien Senior Secured Notes due 2020.

4.2
Fourth Supplemental Indenture, dated as of January 20, 2015, by and between American Media, Inc. and Wilmington Trust, National Association (as successor by merger to Wilmington Trust, FSB), as trustee and collateral agent, related to American Media, Inc.’s 13½% Second Lien Senior Secured Notes due 2018.

10.1
Amendment No. 4, dated as of January 20, 2015, to the Revolving Credit Agreement, dated as of December 22, 2010 (as amended, restated, modified or supplemented from time to time), by and among American Media, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto.

10.2
Collateral Agreement, dated as of January 20, 2015, by and among American Media, Inc., the subsidiaries of American Media, Inc. listed on the signature pages thereto, and Wilmington Trust, National Association, as collateral agent.

10.3
Collateral Agent Joinder Agreement No. 2, dated as of January 20, 2015, to the Junior Lien Intercreditor Agreement dated as of December 22, 2010, by and among American Media, Inc., the subsidiaries of American Media, Inc. listed on the signature pages thereto, JPMorgan Chase Bank, N.A., as agent and revolving credit collateral agent, Wilmington Trust, National Association (as successor by merger to Wilmington Trust, FSB), as first lien trustee, first lien collateral agent, second lien trustee and second lien collateral agent, and Wilmington Trust, National Association, as additional collateral agent for the additional second priority secured parties.

10.4
Pari Second Lien Intercreditor Agreement, dated as of January 20, 2015, by and between Wilmington Trust, National Association (as successor by merger to Wilmington Trust, FSB), as second lien trustee and second lien collateral agent, and Wilmington Trust, National Association, as the new second lien trustee and new second lien collateral agent.